UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

Commission File Number: 333-169014

American Energy Development Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-2304001 (I.R.S. Employer Identification No.)

1230 Avenue of the Americas, 7th Floor, New York, NY 10020 (Address of principal executive offices) (855) 645-2332 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 12, 2012, American Energy Development Corp. (the “Registrant”) closed the Agreement (the “Purchase Agreement”) with Pepper Canister Nominees Limited (the “Seller”) pursuant to which the Registrant acquired all of the issued and outstanding shares of the Seller’s wholly-owned subsidiary, Reservoir Resources Limited (“Reservoir Resources”), in exchange for the purchase price of 12,500,000 shares of the Registrant’s common stock (“Purchase Price”). Reservoir Resources, through its wholly-owned subsidiary, Fairfax Shelfco 307 Limited (“Fairfax 307”), is the owner of a ninety-five percent (95%) share in the Petroleum Exploration and Development Licence for UK Onshore Block SU97, known as licence PEDL236 (the “Licence”), which grants to Fairfax 307 an exclusive license during the term of the Licence to search, bore for and obtain petroleum in UK Onshore Block SU97, a 24,700 acre onshore exploration prospect located in the Weald Basin in Windsor, United Kingdom. Reservoir Resources also owns two-dimensional seismic data and information relating to certain areas of the Licence.

Pursuant to the terms of the Purchase Agreement and the Licence, the Registrant is subject to development requirements which specify that the Registrant must drill a minimum of one well to a depth of 400 meters to be spudded prior to December 31, 2012 (“Target Date”). The Target Date may be extended to March 13, 2013 if a force majeure event occurs.  If the Registrant fails to drill to such depth in accordance with the Licence on or before the Target Date, the Seller will have the option for a period of sixty (60) days after the Target Date to: (i) cancel the Purchase Agreement and re-acquire all of the shares of Reservoir Resources, and (ii) retain 6,250,000 shares issued to the Seller as part of the Purchase Price and return the remaining 6,250,000 shares to the Registrant for cancellation.

Also, pursuant to the terms of the Purchase Agreement, the Registrant and the Seller have agreed, after the closing of the Purchase Agreement, to create an overriding royalty interest agreement in which the Registrant will grant to the Seller an overriding royalty interest of 2.5% of the overall gross market value at the time of production of all oil and gas produced from the licensed areas from proceeds of the sale of oil and gas produced. This brief description of the Purchase Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Purchase Agreement as attached as Exhibit 10.1 to the Current Report on Form 8-K previously filed with the Securities and Exchange Commission on September 20, 2011.

The shares of Registrant’s common stock issued to the Seller were issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01 for a description of the Purchase Agreement and the disclosure related to the issuance of 12,500,000 shares of Registrant’s common stock to the Seller, which are hereby incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On March 16, 2012, the Registrant intends to issue a press release to announce the closing of the Purchase Agreement and the acquisition of Reservoir Resources.  A copy of the release is attached as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date of this report, regardless of any general incorporation language in the filing, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits.

(a) Financial statements of businesses acquired.

The Registrant intends to file financial statements of Reservoir Resources and any pro forma financial information regarding the acquisition of Reservoir Resources by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is filed.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

99.1	Press Release dated March 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 15, 2012	American Energy Development Corp.

	By:	/s/ Joel Felix
Joel Felix
Chief Financial Officer